Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159381, No. 333-34130, No. 333-71336, No. 333-118814, No. 333-190344 and No. 333-206471) of ON Semiconductor Corporation of our report dated March 28, 2016 relating to the financial statements of ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

March 28, 2016